UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

on

Date of report (Date of earliest event reported) August 20, 2021

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, #1500, Tucson, AZ	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 20, 2021, the board of directors of Applied Energetics expanded its number to five members and appointed Mary P. O’Hara to serve as a new director. Ms. O’Hara has been in private law practice for twenty-nine years and has broad experience in all facets of securities, corporate and commercial law. She is currently affiliated with the law firm of Masur, Griffitts, Avidor, LLP and has represented the Company for several years. Previously, she was a partner at Hodgson Russ LLP and an associate at Fulbright & Jaworski LLP (now known as Norton Rose Fulbright) and Mayer Brown & Platt, LLP (now known as Mayer Brown LLP). Ms. O’Hara has a J.D. from New York University School of Law and a B.A. in Economics, magna cum laude, from the University of New Mexico.

Upon her appointment to the Board Ms. O’Hara received options to purchase up to 360,000 shares of common stock, which vest in equal monthly installments over three years of service. Such options are exercisable at a price of $1.27 per share and expire after ten years.

Ms. O’Hara serves as counsel to the company through her law firm, Masur Griffitts Avidor, LLP. The firm bills the company monthly for such services, and such fees average approximately $22,000 per month. Although the company has not yet adopted formal policies and procedures with respect to related party transactions, the board evaluates any such situation as it arises. In the case of Ms. O’Hara’s service as counsel as well as a board member, in accordance with Rule 1.7 of the New York Lawyer’s Rules of Professional Conduct and Note [35] thereto, the board and Ms. O’Hara considered (i) the likelihood of a conflict of interest arising from her service, the potential intensity of any such conflict, the effect of her resignation if necessary, and the possibility of the company obtaining legal advice from another attorney in such a conflict situation; and (ii) the risk that matters discussed at board meetings while she is present in the capacity of director might not be protected by the attorney-client privilege. Ms. O’Hara provided disclosure to the board of the risks and possible conflicts involved with the relationship and recommended that the board seek guidance from other counsel with respect to the reasonableness of the relationship. The board then took such advice with respect to such matters as it deemed appropriate, including obtaining a memorandum from separate counsel regarding the above matters, and concluded that Ms. O’Hara’s service on the board posed no significant risk of such conflicts and that alternate counsel would be available in the event such a conflict did arise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

Date: August 26, 2021

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